CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

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
                                                                  YEAR ENDED DECEMBER 31,                      NINE MONTHS
                                                                                                               SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:                      1998      1997       1996       1995      1994         1999         1998
                                                    ------    ------     ------     ------    ------       ------       ------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                           15,849    14,911     12,362     13,488    13,532       10,385       12,425
  INTEREST FACTOR IN RENT EXPENSE                      394       301        282        275       302          212          222
                                                    ------    ------     ------     ------    ------       ------       ------

    TOTAL FIXED CHARGES                             16,243    15,212     12,644     13,763    13,834       10,597       12,647
                                                    ------    ------     ------     ------    ------       ------       ------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES        9,269    10,750     11,087      8,914     5,656       11,757        8,207
  OTHER                                                 --        --          1         --        --           --           --
  FIXED CHARGES                                     16,243    15,212     12,644     13,763    13,834       10,597       12,647
                                                    ------    ------     ------     ------    ------       ------       ------

    TOTAL INCOME                                    25,512    25,962     23,732     22,677    19,490       22,354       20,854
                                                    ======    ======     ======     ======    ======       ======       ======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                      1.57      1.71       1.88       1.65      1.41         2.11         1.65
                                                    ======    ======     ======     ======    ======       ======       ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                  27,495    24,524     21,336     22,390    22,528       18,583       20,810
  INTEREST FACTOR IN RENT EXPENSE                      394       301        282        275       302          212          222
                                                    ------    ------     ------     ------    ------       ------       ------

    TOTAL FIXED CHARGES                             27,889    24,825     21,618     22,665    22,830       18,795       21,032
                                                    ------    ------     ------     ------    ------       ------       ------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES        9,269    10,750     11,087      8,914     5,656       11,757        8,207
  OTHER                                                 --        --          1         --        --           --           --
  FIXED CHARGES                                     27,889    24,825     21,618     22,665    22,830       18,795       21,032
                                                    ------    ------     ------     ------    ------       ------       ------

    TOTAL INCOME                                    37,158    35,575     32,706     31,579    28,486       30,552       29,239
                                                    ======    ======     ======     ======    ======       ======       ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                   1.33      1.43       1.51       1.39      1.25         1.63         1.39
                                                    ======    ======     ======     ======    ======       ======       ======
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